UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 23, 2013, The McClatchy Company (the “Company”) appointed Craig I. Forman, a private investor and entrepreneur and a former media, technology and telecommunications executive, to its Board of Directors (the “Board”) as a Class B Director effective July 23, 2013. It has not yet been determined on which Board committees, if any, Mr. Forman will serve.

In connection with his service as a director, Mr. Forman will receive the Company’s standard fees paid to outside directors. Accordingly, Mr. Forman will receive a pro rata portion of the $45,000 annual cash retainer for his service through the remaining portion of the year ending at the Company’s 2014 annual meeting of stockholders. In addition, on July 23, 2013, Mr. Forman received a grant of 15,000 shares of Class A common stock under The McClatchy Company 2012 Omnibus Incentive Plan.

There are no arrangements or understandings between Mr. Forman and any other person pursuant to which Mr. Forman was appointed as a director of the Company, and there are no transactions in which Mr. Forman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Mr. Forman is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release of The McClatchy Company, dated July 23, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 23, 2013	The McClatchy Company

	By:	/s/ Karole Morgan-Prager
Karole Morgan-Prager Vice President, Corporate Development, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release of The McClatchy Company, dated July 23, 2013.